Exhibit 99.1

News Release

Visit our website at: www.streamlinehealth.net

STREAMLINE HEALTH ANNOUNCES THE ACQUISITION

OF META HEALTH TECHNOLOGY

Atlanta, Georgia and Cincinnati, Ohio – August 16, 2012 — Streamline Health Solutions, Inc. (NASDAQ CM: STRM, www.streamlinehealth.net), a leading provider of enterprise content management and business analytics solutions for healthcare organizations, today announced the acquisition of New York City-based Meta Health Technology, Inc. (“Meta,” www.metahealth.com), a leading provider of health information management solutions for hospitals, clinics, physician group practices and long-term care facilities across the U.S. and Canada.

“The acquisition of Meta, with its outstanding reputation in the health information management (HIM) space, represents the continuation of our on-going growth strategy and–as with the Interpoint Partners acquisition last year–is reflective of our organization becoming more market-facing where our solutions development is led by the needs and requirements of our clients and the marketplace in general,” said Robert E. Watson, President and Chief Executive Officer of Streamline Health Solutions. “Our clients, as well as all providers throughout the country, are facing the looming challenge of converting from ICD-9 to ICD-10. The Meta suite of solutions, when bundled with our existing solutions, will help current and prospective clients better prepare for this challenge. In addition, the pending release of a computer-assisted coding solution (CAC) will place Streamline Health at the core of addressing the complexities of the ICD-10 transition.

As we move forward, we believe that the integration of our business analytics solutions with the coding solutions acquired in this transaction will position us to address the complicated issues of clinical analytics as our clients prepare for the proposed changes in commercial and governmental payment models. This transaction firmly establishes our company as a “go-to” vendor of enterprise health information technology solutions.”

“After 34 years of continued growth and success in the market, Meta’s acquisition by Streamline Health represents a natural progression, as the resources that Streamline Health brings will enable us to better serve our clients and to even further expand our product and service offerings”, said Eli Nahmias, President & Chief Executive Officer of Meta Health Technology. “In addition to implementing our software at a client’s site, we will now be able to offer it on a Software-as-a-Service (SaaS) basis, which will eliminate the need for a hospital to invest time and resources in implementation. These new channels will enable us to be even more successful going forward.”

Barbara Hinkle-Azzara, RHIA, Chief Operations Officer of Meta who will join Streamline Health as Vice President and General Manager for this subsidiary, stated “Our entire team of associates is excited to join the Streamline Health team and to have the opportunity to work towards advancing our collective vision to become a world-class healthcare information technology company. Together we can continue to provide industry-leading solutions for health information management to our clients and the marketplace, as well as to bring Streamline Health’s robust suite of content management and business analytics solutions to Meta’s clients.”

Streamline Health acquired the outstanding capital stock of Meta for approximately $15 million, comprised of $13.4 million in cash and $1.6 million in Streamline Health stock at a price equal to the average of the previous 10 days closing price as reported by NASDAQ. In conjunction with this acquisition, Streamline Health has restructured its financing agreement with Fifth Third Bank whereby the bank will provide the Company with a new $5 million revolving line of credit, a $5 million senior term loan, and a $9 million subordinated term loan, a portion of which was used to re-finance the previously outstanding $4.1 million subordinated term loan. The new financing package brings Streamline Health’s average cost of capital down to approximately 8.5%. This financing plus the company’s on-hand cash funded the Meta Health Technology, Inc. acquisition.

In a separate transaction, the company completed a $12 million equity investment led by Great Point Partners LLC (GPP), Greenwich, CT and Noro-Moseley Partners (NMP), Atlanta, GA. As part of this investment, the company issued no dividend convertible preferred stock, which has the right to convert to common stock on a one for one basis at $3 per share, and warrants to purchase common stock. In addition, the company issued convertible notes, which, upon shareholder approval, will convert into the same series of convertible preferred stock noted earlier. As part of this transaction, the membership of the Board of Directors of the company was increased from 7 to 9. Accordingly, Allen Moseley, General Partner at NMP, has joined our board of directors. The additional board member will be identified at a later time.

“We are proud and excited to have the teams from GPP and NMP invested in Streamline Health,” said Robert E. Watson, President and CEO. “This investment, by two well-known healthcare-focused investment funds not only provides us with the capital to address our growth plans going forward, but it also validates our vision for Streamline Health.”

Rohan Saikia, Senior Vice President at GPP, said “As a growing, dynamic and well-positioned leading provider of health information technology solutions including enterprise content management, business analytics and integrated workflow systems, Streamline Health is a perfect fit with Great Point Partners. We’re pleased to partner with Streamline Health during this exciting period of their corporate history.”

Allen Moseley, General Partner of NMP, said “We look forward to actively participating in the next phase of growth for Streamline Health. We believe their expanding suite of solutions in health information management and business analytics solutions will be in great demand throughout the industry.”

Streamline Health was represented by Coker Capital Advisors, Atlanta, GA in its acquisition of Meta Health Technology, Inc. First Analysis Securities Corporation, Chicago, IL acted as the exclusive placement agent for the company in its financing with GPP and NMP.

Simultaneous with the closing of the Meta acquisition, Richard Leach resigned as the company’s Senior Vice President, Solutions Marketing to pursue other endeavors.

Conference Call

The Company will conduct a conference call and webcast to provide details about the acquisition on Monday, August 20, 2012 at 11:00 a.m. ET. Interested parties can access the call by dialing 877-407-8037, or can listen via a live Internet webcast which will be available at: http://www.investorcalendar.com/IC/CEPage.asp?ID=169567. A replay of the conference call will be available until September 10, 2012 by calling 877-660-6853 and entering account number: 396 and conference ID number: 399095.

About Streamline Health

Streamline Health provides solutions that help hospitals and physician groups improve efficiencies and business processes across the enterprise to enhance and protect revenues. Our comprehensive suite of health information solutions includes enterprise content management, business analytics, and integrated workflow systems. Our solutions offer a flexible, customizable way to optimize the clinical and financial performance of any healthcare organization. For more information please visit our website at http://www.streamlinehealth.net.

About Meta Health Technology

Meta is a full-service provider of health information management and CDI solutions for hospitals, physician group practices and long-term care facilities. Headquartered in New York City, the company has served the healthcare industry exclusively for over 30 years. Meta's clients range from small community hospitals to many of the largest and most prestigious medical facilities across North America. The company provides a level of client service that is unmatched in the industry. For more information, please visit http://www.metahealth.com

About Great Point Partners LLC

Great Point Partners, based in Greenwich, CT, is a leading healthcare investment firm with approximately $400 million of equity capital under management. The firm manages capital in public (the Biomedical Value Fund) and private (Great Point Partners, LLP) equity funds. GPP has provided growth equity, growth recapitalization, and buyout financing to more than 100 health care companies. The private equity fund invests in profitable companies across all sectors of the healthcare industry. The firm pursues a proactive and proprietary approach to sourcing investments. For more information, please visit http://www.gppfunds.com.

About Noro-Moseley Partners

Noro-Moseley Partners, based in Atlanta, GA, is a venture capital firm investing in early and early growth stage healthcare and technology companies, focused primarily in the geographic region spanning from Texas to Washington D.C. Since 1983, NMP has been a leader in its market, investing in more than $650 million in over 175 companies. The managers of NMP’s current fund, Noro-Moseley Partners VI, have more than 60 years collectively of direct venture investing experience and bring a diverse set of skills to assist entrepreneurs in growing their companies.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products obtained from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contacts: Randy Salisbury Investor Relations (404)-229-4242 randy.salisbury@streamlinehealth.net Ashley Moore Director, Marketing (404)-446-2057 ashley.moore@streamlinehealth.net	Investor Contact: BPC Financial Marketing John Baldissera (800) 368-1217